UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): October 29, 2010

KeyOn Communications Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33842	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11742 Stonegate Circle Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 998-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02.	Termination of a Material Definitive Agreement.

On September 23, 2010, we entered into an Asset Purchase Agreement (the “Agreement”) with CommPartners, LLC, CommPartners Network Services, LLC, CommPartners Holding Corporation, CommPartners Carrier Services Corp. and CommPartners, LLC (collectively, the “Sellers”), pursuant to which we agreed, subject to certain closing conditions, to acquire substantially all of the assets of the hosted voice-over Internet Protocol business of the Sellers. Consummation of the transaction set forth in the Agreement was, dependent upon, amongst other things, the consent of the U.S. Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”).

On October 25, 2010, the Bankruptcy Court denied the Sellers’ Section 363(b) motion to approve the Agreement and related documents. As such, on October 29, 2010, we provided the Sellers with a notice of termination, thereby terminating the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYON COMMUNICATIONS HOLDINGS, INC.

Dated: November 3, 2010	By:	/s/ Jonathan Snyder
Name: Jonathan Snyder
Title: Chief Executive Officer